Exhibit 99.1

 Amy Hensiek of GlobalSCAPE Recognized as One of CRN’s 2018 Women of the Channel

San Antonio, May 14, 2018—GlobalSCAPE, Inc. (NYSE American: GSB) (“GlobalSCAPE” or the “Company”), a worldwide leader in the secure movement and integration of data, announced today that CRN®, a brand of The Channel Company, has named Amy Hensiek, Senior Channel Sales Manager, National Accounts to its prestigious 2018 Women of the Channel list. The executives who comprise this annual list span the IT channel, representing vendors, distributors, solution providers and other organizations that figure prominently in the channel ecosystem. Each is recognized for her outstanding leadership, vision and unique role in driving channel growth and innovation.

CRN editors select the Women of the Channel honorees based on their professional accomplishments, demonstrated expertise and ongoing dedication to the IT channel.

As a Senior Channel Sales Manager, Hensiek is a channel powerhouse. Amy’s dedication to the channel is demonstrated by her strong work ethic, integrity and infectious positivity. Amy is a channel leader that helps companies grow channel sales through the development of effective go-to-market strategies, innovative marketing plans, strategic partnership development, sales enablement, training and engagement programs.

“Amy is an extraordinary channel professional and an incredible asset. She supports every aspect of the channel ecosystem, and works tirelessly to strengthen our network of partnerships to expand the channel into the future,” said Tom Fitzpatrick, Sr. Director, Channel Sales and Marketing. “Amy has personally restructured Globalscape’s national partner strategy to accelerate partner engagement, including individual partner business plans to optimize portfolio, increase partner sales capacity, and drive sales productivity, resulting in increased market coverage, revenue growth and product adoption. We congratulate Amy on her outstanding accomplishments and look forward to her continued success,” added Fitzpatrick.

“This accomplished group of leaders is steadily guiding the IT channel into a prosperous new era of services-led business models and deep, strategic partnerships,” said Bob Skelley, CEO of The Channel Company. “CRN’s 2018 Women of the Channel list honors executives who are driving channel progress through a number of achievements—exemplary partner programs, innovative product development and marketing, effective team-building, visionary leadership and accelerated sales growth—as well as advocacy for the next generation of women channel executives.”

“It’s a true honor to be recognized by CRN for my accomplishments in the channel.  I’m thrilled to join other outstanding women in the channel who’ve set themselves apart by continually seeking innovative ways to support our partners and keep ahead of the curve. I have the distinct privilege of working every day with fantastic channel partners and am committed to constantly improving the channel ecosystem to help them strategically and profitably grow their businesses,” said Hensiek.

The 2018 Women of the Channel list will be featured in the June issue of CRN Magazine and online at www.CRN.com/wotc.

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@TheChannelCo names @Globalscape Amy Hensiek to @CRN 2018 Women of the Channel list #WOTC18 www.CRN.com/wotc.

About GlobalSCAPE
Globalscape, Inc. (NYSE MKT: GSB) is a pioneer in securing and automating the movement and integration of data seamlessly in, around and outside your business, between people and places, in and out of the cloud.  Globalscape provides technology that automates your work and secures your data, while giving visibility to those who need it. Globalscape makes business flow brilliantly.  For more information, visit http://www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words “would,” “exceed,” “should,” “anticipates,” “believe,” “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2016 fiscal year, filed with the SEC on March 27, 2017; the discovery of additional information relevant to the internal investigation; the conclusions of the Company’s Audit Committee (and the timing of the conclusions) concerning matters relating to the internal investigation; the timing of the review by, and the conclusions of, GlobalSCAPE’s independent registered public accounting firm regarding the internal investigation and GlobalSCAPE’s financial statements; the possibility that additional errors may be identified; the risk that the completion and filing of the Company’s reports to be filed with the SEC will take longer than expected; pending litigation and the possibility of further legal proceedings adverse to GlobalSCAPE resulting from the restatement or related matters; and the costs associated with the restatement.

GlobalSCAPE Press Contact
 Samantha Harris
SHIFT Communications
Phone: 512-792-2550
Email: globalscape@shiftcomm.com

GlobalSCAPE Investor Relations Contact
 Matt Glover or Najim Mostamand, CFA
Liolios Group, Inc.
Phone Number: 210-801-8489
 Email: IR@globalscape.com

About the Channel Company
The Channel Company enables breakthrough IT channel performance with our dominant media, engaging events, expert consulting and education, and innovative marketing services and platforms. As the channel catalyst, we connect and empower technology suppliers, solution providers and end users. Backed by more than 30 years of unequaled channel experience, we draw from our deep knowledge to envision innovative new solutions for ever-evolving challenges in the technology marketplace. www.thechannelco.com

CRN is a registered trademark of The Channel Company, LLC. All rights reserved.

The Channel Company Contact:
Kim Sparks
The Channel Company
(508) 416-1193
ksparks@thechannelco.com
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